Exhibit 4.37

AMENDMENT NO. 15 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 15 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of  February 14, 2008 by and among Handy & Harman, a New York corporation (“Parent”), OMG, Inc., a Delaware corporation formerly known as Olympic Manufacturing Group, Inc. (“OMG”), Continental Industries, Inc., an Oklahoma corporation (“Continental”), Maryland Specialty Wire, Inc., a Delaware corporation (“Maryland Wire”), Handy & Harman Tube Company, Inc., a Delaware corporation (“H&H Tube”), Camdel Metals Corporation, a Delaware corporation (“Camdel”), Canfield Metal Coating Corporation, a Delaware corporation (“Canfield”), Micro-Tube Fabricators, Inc., a Delaware corporation (“Micro-Tube”), Indiana Tube Corporation, a Delaware corporation (“Indiana Tube”), Lucas-Milhaupt, Inc., a Wisconsin corporation (“Lucas”), Handy & Harman Electronic Materials Corporation, a Florida corporation (“H&H Electronic”), Sumco Inc., an Indiana corporation (“Sumco”), OMG Roofing, Inc., a Delaware corporation (“OMG Roofing”), OMNI Technologies Corporation of Danville, a New Hampshire corporation (“OMNI” and together with Parent, OMG, Continental, Maryland Wire, H&H Tube, Camdel, Canfield, Micro-Tube, Indiana Tube, Lucas, H&H Electronic, Sumco and OMG Roofing, each individually, a “Borrower” and collectively, “Borrowers”), Handy & Harman of Canada, Limited, an Ontario corporation (“H&H Canada”), ele Corporation, a California corporation (“ele”), Alloy Ring Service Inc., a Delaware corporation (“Alloy”), Daniel Radiator Corporation, a Texas corporation (“Daniel”), H&H Productions, Inc., a Delaware corporation (“H&H Productions”), Handy & Harman Automotive Group, Inc., a Delaware corporation (“H&H Auto”), Handy & Harman International, Ltd., a Delaware corporation (“H&H International”), Handy & Harman Peru, Inc., a Delaware corporation (“H&H Peru”), KJ-VMI Realty, Inc., a Delaware corporation (“KVR”), Pal-Rath Realty, Inc., a Delaware corporation (“Pal-Rath”), Platina Laboratories, Inc., a Delaware corporation (“Platina”), Sheffield Street Corporation, a Connecticut corporation (“Sheffield”), SWM, Inc., a Delaware corporation (“SWM”), Willing B Wire Corporation, a Delaware corporation (“Willing” and together with H&H Canada, ele, Alloy, Daniel, H&H Productions, H&H Auto, H&H International, H&H Peru, KVR, Pal-Rath, Platina, Sheffield and SWM, each individually, a “Guarantor” and collectively, “Guarantors”), Steel Partners II, L.P., a Delaware limited partnership, successor by assignment from Canpartners Investments IV, LLC, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, “Agent”), and the financial institutions party thereto as lenders (collectively, “Lenders”). Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 31, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of October 29, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of May 20, 2005, Amendment No. 3 and Waiver to Loan and Security Agreement, dated as of December 29, 2005, Consent and Amendment No. 4 to Loan and Security Agreement, dated as of January 24, 2006, Consent and Amendment No. 5 to Loan and Security Agreement, dated as of March 31, 2006, Amendment No. 6 to Loan and Security Agreement, dated as of July 18, 2006, Amendment No. 7 to Loan and Security Agreement, dated as of October 30, 2006, Amendment No. 8 and Waiver to Loan and Security

Agreement, dated as of December 28, 2006, Consent and Amendment No. 9 to Loan and Security Agreement, dated as of December 28, 2006, Amendment No. 10 and Waiver to Loan and Security Agreement, dated as of March 29, 2007, Amendment No. 11 to Loan and Security Agreement, dated as of July 20, 2007, Amendment No. 12 to Loan and Security Agreement, dated as of September 10, 2007, and Amendment No. 13 to Loan and Security Agreement, dated as of November 5, 2007, and Amendment No. 14 to Loan and Security Agreement, dated as of February 14, 2008  (as the same now exists or may hereafter be further amended, modified, supplemented, extended,  renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement and the other Financing Agreements, and Agent and Lenders are willing to make such amendments, subject to terms and conditions set forth herein;

WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1.      Definitions.

(a)  Additional Definitions.  As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

(i)   “Amendment No. 15” shall mean Amendment No. 15 to Loan and Security Agreement by and among Borrowers, Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)   “Amendment No. 15 Effective Date” shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment No. 15 shall have been satisfied or shall have been waived by Agent.

(iii)   “Bairnco Agent” shall mean Ableco Finance LLC, a Delaware limited liability company, in its capacity as administrative agent acting for and on behalf of the Bairnco Lenders pursuant to the Bairnco Credit Agreement, and its successors and assigns.

(iv)   “Bairnco Companies” shall mean, collectively (together with their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of any of such persons or on behalf of any such successor or assign): (a) Bairnco Corporation, a Delaware corporation, (b) Arlon, Inc., a Delaware corporation, (c) Arlon Viscor Ltd., a Texas limited partnership, (d) Arlon Signtech, Ltd., a Texas limited partnership, (e) Kasco Corporation, a Delaware corporation, and (f) Southern Saw Acquisition Corporation, a Delaware corporation; each sometimes being referred to herein individually as a “Bairnco Company”.

(v)   “Bairnco Credit Agreement” shall mean the Credit Agreement, dated as of July 17, 2007, as amended by Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 15 Effective Date, by and among Bairnco Agent, Bairnco Lenders, and the Bairnco Companies, as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated or replaced.

(vi)   “Bairnco Debt” shall mean all Indebtedness owing by Borrowers and Guarantors to Bairnco Agent and Bairnco Lenders arising under or evidenced by the Bairnco Guaranty Documents (as in effect on the Amendment No. 15 Effective Date).

(vii)   “Bairnco Guaranty Documents” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or replaced): (a) the Limited Guaranty, dated as of the Amendment No. 15 Effective Date, by Borrowers and Guarantors in favor of Bairnco Agent and Bairnco Lenders, (b) the Security Agreement, dated as of the Amendment No. 15 Effective Date, by Borrowers and Guarantors in favor of Bairnco Agent and Bairnco Lenders, and (c) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Obligor to, with or in favor of Bairnco Agent or any Bairnco Lender in connection therewith or related thereto.

(viii)   “Bairnco Lenders” shall mean, collectively, Ableco Finance LLC, a Delaware limited liability company, in its individual capacity, and the other lenders from time to time party to the Bairnco Credit Agreement, and their respective successors and assigns; each sometimes being referred to herein individually as a “Bairnco Lender”.

(ix)   “Bairnco Loan Documents” shall mean, collectively, the Bairnco Credit Agreement, the Bairnco Guaranty Documents, and all agreements, documents and instruments at any time executed and/or delivered by any Bairnco Company, any Borrower or any Obligor to, with or in favor of Bairnco Agent or any Bairnco Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured.

(b)  Amendments to Definitions.

(i)   Intercreditor Agreement.  The definition of “Intercreditor Agreement” in Section 1.60 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.60 ‘Intercreditor Agreement’ shall mean the Intercreditor and Subordination Agreement, dated as of the Amendment No. 15 Effective Date, by and among Agent, Bairnco Agent and Working Capital Agent, as acknowledged and agreed by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.”

(c)  Interpretation.  Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.      Encumbrances.  Section 9.8 of the Loan Agreement is hereby amended by (a) deleting “and” appearing at the end of subsection (n) of such Section, (b) deleting the period appearing at the end of subsection (o) of such Section and replacing it with “; and” and (c) adding the following new subsection (p) at the end of such Section:

“(p) the security interests in and liens upon the Collateral in favor of Bairnco Agent to secure the Indebtedness permitted by Section 9.9(n) hereof, provided, that, such security interests in and liens are and shall at all times be subject and subordinate to the security interests and liens therein of Working Capital Agent pursuant to the terms of the Intercreditor Agreement.”

3.      Indebtedness.  Section 9.9 of the Loan Agreement is hereby amended by (a) deleting the period appearing at the end of clause (n) of such Section and replacing it with “; and” and (b) adding the following new clause (o) as the end of such Section:

“(o)  the Bairnco Debt, provided, that each of the following conditions is satisfied as determined by Agent:

(i)  the aggregate amount of the Bairnco Debt shall not exceed $10,000,000;

(ii)  Agent shall have received true, correct and complete copies of all of the Bairnco Loan Documents, as duly authorized, executed and delivered by the parties thereto;

(iii)  the Bairnco Debt shall be on terms and conditions acceptable to Agent and shall be subject and subordinate in right of payment to the rights of Working Capital Agent and Working Capital Lenders, and Bairnco Agent and Bairnco Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of the Intercreditor Agreement;

(iv)  Borrowers and Guarantors shall not, directly or indirectly, make, or be required to make, any payments in respect of the Bairnco Debt, except as permitted by the terms of the Intercreditor Agreement;

(v)  Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the Bairnco Debt or any of the Bairnco Guaranty Documents, except, that, Borrowers and Guarantors may amend, modify, alter or change the terms thereof in a manner which is not adverse to the interests of Borrowers, Guarantors, Agent or Lenders in any material respect, or (B) redeem, retire, defease, purchase or otherwise acquire the Bairnco Debt, or set aside or otherwise deposit or invest any sums for such purpose; and

(vi)  Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with the Bairnco Debt either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be.”

4.      Limitation of Restrictions Affecting Subsidiaries.  Clause (ii) of Section 9.16(b) of the Loan Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(ii) this Agreement, the Working Capital Loan Agreement (as in effect on the Amendment No. 15 Effective Date) or the Bairnco Guaranty Documents (as in effect on the Amendment No. 15 Effective Date);”.

5.      Intercreditor Agreement.  Each Lender hereby (a) consents to the terms and provisions of the Intercreditor Agreement, (b) agrees that it is and will be bound (as a Lender) by the terms and conditions of the Intercreditor Agreement, whether or not such Lender executes the Intercreditor Agreement, (c) authorizes Agent to enter into the Intercreditor Agreement, and (d) will not take any actions contrary to the provisions of the Intercreditor Agreement.

6.      Conditions Precedent.  The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)  Agent shall have received this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and the Required Lenders;

(b)  Agent shall have received, in form and substance satisfactory to Agent, the Intercreditor Agreement, duly authorized, executed and delivered by Bairnco Agent and Working Capital Agent and acknowledged by Borrowers and Guarantors, which Bairnco Intercreditor Agreement shall be in full force and effect;

(c)  Agent shall have received, in form and substance satisfactory to Agent, Amendment No. 19 to Loan and Security Agreement (the “Working Capital Amendment No. 19”), duly authorized, executed and delivered by Working Capital Agent, Working Capital Lenders, Borrowers and Guarantors, which Working Capital Amendment No. 19 shall be in full force and effect;

(d)  Agent shall have received, in form and substance satisfactory to Agent, a true and correct copy of any consent, waiver or approval to or of this Amendment which any Borrower or Guarantor is required to obtain from any other Person; and

(e)  no Default or Event of Default shall have occurred and be continuing immediately before and after giving effect hereto.

7.      Representations, Warranties and Covenants.  Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which  representations and warranties are a continuing condition of the making of Loans and providing other financial accommodations to Borrowers:

(a)  each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect;

(b)  this Amendment and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment, the “Amendment Documents”), have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof, and the agreements and obligations of each of the Borrowers and Guarantors contained herein and therein constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles;

(c)  the execution, delivery and performance of this Amendment and the other Amendment Documents (a) are all within each Borrower’s and Guarantor’s corporate powers and (b) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Working Capital Loan Agreement) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound;

(d)  neither the execution and delivery of this Amendment or the other Amendment Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral, except in favor of Agent, or as expressly permitted by Section 9.8 of the Loan Agreement, (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or Guarantor, except as expressly permitted under Section 9.9 of the Loan Agreement; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound (including without limitation the Working Capital Loan Agreement), and (v) violates or shall violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or Guarantor;

(e)  No action of, or filing with, or consent of any Governmental Authority, and no consent, waiver or approval of any other third party (including without limitation the PBGC) is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment or the other Amendment Documents;

(f)  all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

(g)  the Working Capital Amendment No. 19 has been executed and delivered by all parties thereto and is in full force and effect; and

(h)  no Default or Event of Default exists or has occurred and is continuing on the date hereof.

8.      General Release.  Each Borrower and Guarantor may have certain Claims (as hereinafter defined) against the Released Parties (as hereinafter defined) regarding or relating to the Loan Agreement or the other Financing Agreements.  Agent, Lenders, Borrowers and Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each Borrower and Guarantor makes the release contained in this Section.  In consideration of Agent’s and Lenders’ entering into this Amendment and agreeing to the substantial concessions as set forth herein, each Borrower and Guarantor hereby fully and unconditionally releases and forever discharges Agent and each Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which such Borrower or Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including on account of or in any way affecting, concerning or arising out of or founded upon this Amendment up to and including the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the Obligations, the Loan Agreement or any of the other Financing Agreements (collectively, all of the foregoing are the “Claims”).  Each Borrower and Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by such Borrower or Guarantor against the Released Parties which is not released hereby.  Each Borrower and Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

9.      Effect of this Agreement.  Except as expressly amended pursuant hereto, no other changes, waivers or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

10.           Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes hereof.

11.           Governing Law.  The validity, interpretation and enforcement of this Amendment and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

12.           Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

13.           Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

14.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

AGENT

STEEL PARTNERS II, L.P., as Agent

By:	/s/

Title:

 [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

BORROWERS

HANDY & HARMAN

By:	/s/
Name:
Title:

OMG, INC.

By:	/s/
Name:
Title:

CONTINENTAL INDUSTRIES, INC.

By:	/s/
Name:
Title:

MARYLAND SPECIALTY WIRE, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN TUBE COMPANY, INC.

By:	/s/
Name:
Title:

CAMDEL METALS CORPORATION

By:	/s/
Name:
Title:

CANFIELD METAL COATING CORPORATION

By:	/s/
Name:
Title:

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

MICRO-TUBE FABRICATORS, INC.

By:	/s/
Name:
Title:

INDIANA TUBE CORPORATION

By:	/s/
Name:
Title:

LUCAS-MILHAUPT, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION

By:	/s/
Name:
Title:

SUMCO INC.

By:	/s/
Name:
Title:

OMG ROOFING, INC.

By:	/s/
Name:
Title:

OMNI TECHNOLOGIES CORPORATION OF DANVILLE

By:	/s/
Name:
Title:

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS

HANDY & HARMAN OF CANADA, LIMITED

By:	/s/
Name:
Title:

ELE CORPORATION

By:	/s/
Name:
Title:

ALLOY RING SERVICE INC.

By:	/s/
Name:
Title:

DANIEL RADIATOR CORPORATION

By:	/s/
Name:
Title:

H&H PRODUCTIONS, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN AUTOMOTIVE GROUP, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN INTERNATIONAL, LTD.

By:	/s/
Name:
Title:

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

HANDY & HARMAN PERU, INC.

By:	/s/
Name:
Title:

KJ-VMI REALTY, INC.

By:	/s/
Name:
Title:

PAL-RATH REALTY, INC.

By:	/s/
Name:
Title:

PLATINA LABORATORIES, INC.

By:	/s/
Name:
Title:

SHEFFIELD STREET CORPORATION

By:	/s/
Name:
Title:

SWM, INC.

By:	/s/
Name:
Title:

WILLING B WIRE CORPORATION

By:	/s/
Name:
Title: